U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-k

                              CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                             OMNINET MEDIA.COM, INC.
                         (Name of Small Business Issuer)

Date of Report (Date of earliest event reported) May 29, 2001

Nevada                        000-28935                 880398783
(State or Other               Commission                (I.R.S. Employer
Jurisdiction of                File No.                Identification
Incorporation or                                        Number)
Organization)

     3140 Venture Drive, Las Vegas, NV                           89101
         (Address of Principal Executive Offices)           (Zip Code)

                                (702) 641-5030
                      (Registrant's Telephone Number)

Item 1.  Changes in Control of Registrant.

Not Applicable

Item 2.  Acquisition or Disposition of Assets

On May 25, 2001 an agreement was entered into by and between OmniNet Media.com, Inc. and the prior majority shareholders of U.S./Ace Security Laminates, Inc., a Delaware corporation, and Ace Security Laminates International, Inc. by which a Business Combination Agreement dated June 5, 2000 and all other agreements between the parties thereto were rescinded in their entirety.

The effect of this agreement is to divest OmniNet of 1,928,978 shares of U.S./Ace Securities Laminates, Inc. which were previously acquired by OmniNet from controlling stockholders of U.S./Ace, and recover for cancellation 964,489 common shares of OmniNet issued to the stockholders in the exchange. OmniNet retains title to approximately 811,982 U.S./Ace shares which it purchased from other stockholders by exchange after the June 5, 2000 agreement had been consummated with the controlling stockholders of U.S./Ace.

Item 3.  Bankruptcy or Receivership
Not Applicable

Item 4.  Changes in Registrant's Certifying Accountant
Not Applicable.
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Item 5.  Other Events

Not Applicable

Item 6.  Resignations of Registrant's Directors

Not Applicable

Item 7.  Financial Statements and Exhibits

Not Applicable

Item 8. Changes in Fiscal Year.

Not Applicable.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNINET MEDIA.COM, INC.


/s/ Don Steffens
By: Don Steffans
President
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